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                                    Exhibit J

                               Polymer Group, Inc.
                               4838 Jenkins Avenue
                     North Charleston, South Carolina 29405



                               September 24, 2001

Jerry Zucker
16 Buckingham Drive
Charleston, SC 29407

Re:Polymer Group, Inc.
Grant of Nonqualified Stock Option

Dear Jerry:

         In consideration of your continued employment with Polymer Group, Inc., (the "Company") and/or one of its subsidiaries, the Company is pleased to advise
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you that its Board of Directors has granted to you a stock option (an "Option"),
                                                                       ------
as provided below, under the 1996 Key Employee Stock Option Plan (the "Plan"), a
                                                                       ----
copy of which is attached hereto.

         1.       Definitions.  Capitalized terms used in this agreement (the
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"Agreement") and not otherwise defined herein shall have the meanings given to
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such terms in the Plan.

         2.       Option.
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                  (a) Terms. Your Option is to purchase up to 260,000 shares of
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Common Stock (the "Option Shares") at an exercise price per share of $1.88 (the
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"Exercise Price"), payable upon exercise as set forth in paragraph 2(b) below.
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Your Option will expire in increments corresponding to the vesting schedule described in Section 3(a) below, such that each portion vested and exercisable will expire at the close of business on the date ten (10) years from the respective date that such portion became vested and exercisable, subject to earlier expiration in connection with the termination or ending of your employment for any reason as provided in paragraph 4(b) below and as provided in the Plan (each date being herein called the "Expiration Date" for the portion of
                                             ---------------
your Option to which such date relates). Your Option is not intended to be an Incentive Stock Option.

                  (b) Payment of Option Price. Subject to paragraph 3 below,
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your Option may be exercised in whole or in part upon payment of an amount (the
"Option Price") equal to the product of (i) the Exercise Price multiplied by
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(ii) the number of Option Shares to be acquired. Payment shall be made as provided in the Plan.

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         3.    Exercisability/Vesting
               ----------------------

         (a)   Normal Vesting. Your Option may be exercised only to the extent
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it has not expired. Your Option will incrementally vest and become exercisable with respect to the following percentages of your Option Shares on the anniversaries of the date of grant as reflected below, if and only if you are, and have been, continuously employed by the Company from the date of this Agreement through and including the vesting date for each respective portion represented as a percentage of your Option; provided, that if you retire from the Company prior to three (3) years from the date of grant, such Option may still vest in accordance with the schedule set forth below, subject to the terms and conditions covering Retirement in the Plan:

         Date                                            Portion Vested
         ----                                            --------------

         Date of this Agreement                               25%
         First Anniversary                                    25%
         Second Anniversary                                   25%
         Third Anniversary                                    25%

         (b)   Change of Control/Ownership. In the event that any person or
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group (other than Jerry Zucker and/or James G. Boyd and/or Golder, Thoma,
Cressey & Rauner and/or one or more of their affiliates, individually or collectively), acting jointly or in concert, becomes the owner or controlling body, directly or indirectly, of your location or division (the "Business
                                                                 --------
Unit"), or the Company in its entirety, all unvested shares will immediately
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vest and become exercisable.

         4.    Expiration of Options.
               ---------------------

         (a)   Normal Expiration.  In no event shall any part of your Option be
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exercisable after the applicable Expiration Date set forth in paragraph 2(a)
above.


         (b)   Expiration Upon Termination of Employment. In the event that your
               -----------------------------------------
employment with the Company and/or any of its Subsidiaries is terminated or ends for any reason other than Retirement ("Retirement" eligibility is based on the sum of your age and years of service being 70 or more) on or prior to three (3) years from the date of grant, all unvested portions of your Option shall immediately expire and not be exercisable under any circumstances. Any portions of your Option that were vested and exercisable on the date your employment with the Company terminated or ended (for any reason other than for Cause or Retirement) will expire 90 days from the date of such termination, but in no event later than the Expiration Date; provided, however, that if your employment
                                      --------  -------
with the Company is terminated for Cause, such vested and exercisable portions will be forfeited as of the date of your termination; provided further, that if
                                                      -------- -------
your employment ends due to Retirement, any unvested portions of your Option may continue to vest and become exercisable, subject to the terms and conditions covering Retirement in the Plan, for a period of up to three (3) years from the date of your Retirement. Any portions of your Option becoming vested and exercisable in the three year time period following your Retirement shall expire on the final day of

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such three year period. By your acceptance of this Option, you acknowledge and agree that the Plan provides that if, at any time during your Retirement, you engage in conduct that the Committee determines to be detrimental to the Company, your Option is subject to immediate forfeiture without prior notice.

         5.    Procedure for Exercise. You may exercise all or any portion of
               ----------------------
your Option, to the extent it has vested and is outstanding, at any time and from time to time prior to its expiration, by delivering written notice to the Company as provided in the Plan. Any questions on your Option should be directed to Jay Tiedemann, Vice President -- Human Resources, Risk Management, and Administration at the Company's Corporate Office.

         6.    Securities Laws Restrictions and Other Restrictions on Transfer
               ---------------------------------------------------------------
of Option Shares. You represent that when you exercise your Option you will be
----------------
purchasing Option Shares for your own account and riot on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless your offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. You agree that you will not offer, sell or otherwise dispose of any Option shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that the certificates for any Option Shares you purchase will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

         7.    Transfer Limitations. Your Option is personal to you and may only
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be transferred as a result of your death, testate or intestate, by will or the laws of descent and distribution. It shall be a condition precedent to transfer of your Option that the transferee executes and delivers an agreement acknowledging that such Option has been acquired for investment and not for distribution and is and shall remain subject to this Agreement and the Plan.

         8.    Conformity with Plan. Your Option is intended to conform in all
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respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

         9.    Rights of Participants. Nothing in this Agreement shall confer
               ----------------------
upon you any right or obligation to continue in the employ of the Company or any Subsidiary or shall affect in any way the right of the Company or any Subsidiary to terminate your employment with the Company or any Subsidiary at any time, for any reason, with or without Cause.

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         10.   Additional Restrictions on Transfer.
               -----------------------------------

         (a)   Restrictive Legend.  Unless the Option Shares are covered by an
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effective registration statement under the Securities Act of 1933, as amended, the certificates representing the Option Shares will bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON ___________, 1996, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRAT1ON THEREUNDER."

         (b)   Opinion of Counsel. You may not sell, transfer or dispose of any
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Option Shares (except pursuant to an effective registration statement under the
Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that Registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

         11.   Remedies. The parties hereto will be entitled to enforce their
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rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breath of the provisions of this Agreement and that any party hereto may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         12.   Amendment.  Any provision of this Agreement may be amended or
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waived only with the prior written consent of the holder of the Option and the
Company.

         13.   Severability. Whenever possible, each provision of this Agreement
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will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         14.   Counterparts.  This Agreement may be executed simultaneously in
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two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

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         15.   Descriptive Headings.  The descriptive headings of this Agreement
               --------------------
are inserted for convenience only and do not constitute a part of this Agreement.


         16.   Governing Law. All questions concerning the construction,
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validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of Delaware.

         17.   Notices. All notices, demands or other communications to be given
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or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient, such notices, demands and other communications shall be sent to you and to the Company at the addresses indicated below:

         (a)   If to the Optionee;

               Jerry Zucker
               16 Buckingham Drive
               Charleston, SC 29407

         (b)   If to the Company:

               Polymer Group, Inc.
               4838 Jenkins Avenue
               North Charleston, South Carolina 29405
               Attention:   Jerry Zucker, Chairman, President and CEO
                            James G. Boyd, Executive Vice President, Treasurer &
                            CFO

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         18.   Entire Agreement.  This Agreement, together with the Plan,
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constitutes the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by you of these shares of Common Stock of the Company.

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         Please execute the extra copy of this Agreement in the space below and return it in a confidential envelope to Charlotte Crosby at the Corporate Office to confirm your understanding and acceptance of this Agreement.

                                    Very truly yours,

                                    POLYMER GROUP, INC.


                                    BY: /s/ James G. Boyd
                                        ----------------------------------------
                                            James G. Boyd
                                            Exec. V.P. & CFO


Enclosures:    1.   Extra copy of this Agreement
               2.   Copy of the Plan

         The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of September 25, 2001.


                                    OPTIONEE

                                    /s/ Jerry Zucker
                                    --------------------------------------

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